UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2005

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California		94111

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

          On March 7, 2005, ABM Industries Incorporated issued a press release announcing financial results related to the first quarter of fiscal year 2005. A copy of the press release is attached as Exhibit 99.1, which is incorporated into this item by reference.

Item 8.01 Other Events.

          On March 7, 2005, the Board of Directors of ABM Industries Incorporated declared a quarterly dividend of $0.105 per share, payable on May 2, 2005 to stockholders of record on April 8, 2005. A copy of the press release announcing the declaration of the dividend is attached as Exhibit 99.2, which is incorporated into this item by reference.

          In addition, on March 7, 2005, the Board of Directors authorized the purchase of up to 2,000,000 shares of ABM Industries Incorporated common stock, which purchases may be made at any time through October 31, 2005. A copy of the press release announcing the authorization of the common stock repurchase is attached as Exhibit 99.3, which is incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release of ABM Industries Incorporated dated March 7, 2005, announcing financial results related to the first quarter of fiscal year 2005.

99.2	Press Release of ABM Industries Incorporated dated March 7, 2005, announcing the declaration of a dividend.

99.3	Press Release of ABM Industries Incorporated dated March 7, 2005, announcing the authorization of the common stock repurchase.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: March 7, 2005	By:	/s/ George B. Sundby
George B. Sundby
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release of ABM Industries Incorporated dated March 7, 2005, announcing financial results related to the first quarter of fiscal year 2005.

99.2	Press Release of ABM Industries Incorporated dated March 7, 2005, announcing the declaration of a dividend.

99.3	Press Release of ABM Industries Incorporated dated March 7, 2005, announcing the authorization of the common stock repurchase.